Exhibit (c)(7)

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PRELIMINARY DRAFT

[LOGO]

Presentation to the Special Committee of the Board of Directors

Preliminary Valuation

May 17, 2004

Greenhill

Presentation to the Special Committee of the Board of Directors

1	Executive Summary

2	Business Description and Recent Performance

3	Blackacre Bid Summary

4	Stand-alone Valuation

Appendix

Executive Summary

Executive Summary

•                  This presentation, at the request of the Special Committee of the Board of Directors (the “Special Committee”) of LNR Property Corporation (“LNR” or the “Company”), is designed to outline the parameters that will be used to measure “fairness” in any transaction contemplated by LNR

•                  Greenhill & Co., Inc. (“Greenhill”) will use standard valuation methodologies in order to assess value and fairness (see “Stand-alone Valuation” section for further description)

•                  In order to measure stand-alone value, and subsequently fairness, in any transaction, a number of assumptions and qualitative judgments will be made

•                  The most significant driver of valuation is the projected future performance of LNR

•                  Greenhill and LNR management are currently working to finalize the projected stand-alone performance of the business

•                  In the interim, in order to begin this discussion with the Special Committee, Greenhill has created a set of projections based in the near-term on research analyst projections and in outer years based on continued steady growth in all of LNR’s businesses

•                  Based on Greenhill’s knowledge of internal projections for commercial banks and recent trends, these projections may be somewhat aggressive

•                  As this process unfolds, and as Greenhill and LNR management finalize the detailed standalone projections, Greenhill will update its views on value for the Special Committee and eventually deliver an actual Fairness Opinion if so requested

Presentation to the Special Committee of the Board of Directors

1	Executive Summary

2	Business Description and Recent Performance

3	Blackacre Bid Summary

4	Stand-alone Valuation

Appendix

Business Description and Recent Performance

Business Description

LNR’s businesses generate recurring income and cash flows from property rents, interest income and fees

•            Spun off from Lennar Corporation in 1997, LNR is a leader in real estate finance, management and development, with expertise in investing in and adding value to real estate assets

•            Real Estate Properties: Purchase, enhance, reposition and/or develop commercial real estate properties including rental apartments, office buildings, shopping centers, industrial/warehouse buildings, hotels and land

•            Real Estate Loans: Invest in loans backed by commercial real estate properties, including both the purchase and workout of non-performing or distressed loans and the purchase and origination, alongside institutional partners, of junior first mortgage participations and mezzanine positions in loans on high-quality real estate properties

•            Real Estate Securities: Invest in, and manage as special servicer, primarily unrated and non-investment grade rated debt securities collateralized by loans on commercial real estate properties

Assets by Segment at February 29, 2004

[CHART]

Total Assets = $3.0 Billion (1)

Note:

(1)          Assets before fair value write-up on CMBS of $101 million at February 29, 2004.

Revenue and EBITDA by Fiscal Year

[CHART]

LTM Revenue by Segment ($MM)

[CHART]

Total Revenue = $432 Million

LTM EBITDA by Segment ($MM)

[CHART]

Total EBITDA = $356 Million

Senior Management

Stuart Miller	Chairman

Jeffrey Krasnoff	President & CEO

Ronald Schrager	COO

Robert Cherry	CIO

David Team	President, U.S. Commercial Property

Mark Griffith	President, European Operations

Shelly Rubin	VP & CFO

Zena Dickstein	VP, General Counsel & Secretary

Non-Executive Board of Directors

Brian Bilzin	Partner, Bilzin Sumberg Baena Price & Axelrod LLP

James Carr	President & CEO, Carr Residential I, L.L.C.

Charles Cobb	CEO & Managing Director, Cobb Partners, Limited

Edward Foote	President Emeritus, University of Miami

Stephen Frank	Retired Chairman, President & CEO, Southern California Edison

Connie Mack	Senior Policy Advisor, Shaw Pittman LLP

Steven Saiontz	Chairman, Union Bank of Florida

Historical Performance

LNR has increased EPS and book value per share since its spin-off from Lennar in 1997

However, growth trajectory has slowed in recent years as new investment opportunities have become more difficult to find

Earnings and EPS Track Record ($ in Millions, Except Per Share Data)

[CHART]

Net Earnings:

•                  1992 to 2003 CAGR: 24.7% (1)

•                  1997 to 2003 CAGR: 14.7% (1)

EPS

•                  1997 to 2003 CAGR: 22.8% (1)

Book Value Per Share

[CHART]

Book Value per Share:

•                  1992 to 2003 CAGR: 14.4%

Notes:

(1)          Before impact of $18.9 million on net earnings and $0.61 on EPS based on 30.7 million weighted average shares outstanding for loss on early extinguishment of debt in 2003.

(2)          Before impact of $2.2 million on net earnings and $0.07 on EPS based on 30.3 million weighted average shares outstanding for loss on early extinguishment of debt in 2004.

(3)          Pro Forma for the spin-off of LNR from Lennar Corporation on October 31, 1997.

(4)          Includes $0.64 for loss on early extinguishment of debt based on $18.9 million after-tax loss on 29.7 million outstanding shares.

(5)          Includes $0.71 for loss on early extinguishment of debt based on $21.1 million after-tax loss on 29.7 million outstanding shares.

Recent Share Price Performance

LNR’s share price has performed well, reaching an all-time high of $56.15 on April 1, 2004

Despite a recent decline, the share price has increased 31% over the last twelve months

3-Year Share Price Performance

[CHART]

Relative Share Price Performance

YTD 2004

LNR’s share price has trended relatively closely with the S&P 500 and its real estate peers throughout 2004

Recent interest rate concerns have put negative pressure on LNR shares, along with those of its comparables and the market as a whole

Share Price Performance Since January 1, 2004

[CHART]

Notes:

Source: Bloomberg.

(1)          REITs include Arden Realty, Inc., Boston Properties, Inc., CarrAmerica Realty Corporation, Crescent Real Estate Equities, Equity Office Properties Trust, Glenborough Realty Trust, Highwoods Properties, Inc., Mack-Cali Realty Corporation, The Rouse Company and Vornado Realty Trust.

(2)          Specialty Finance Companies include Allied Capital Corporation, CapitalSource, Inc., CIT Group, Inc., Financial Federal Corporation, The FINOVA Group, Inc., GATX Corporation and iStar Financial, Inc.

(3)          Real Estate Securities Companies include Anthracite Capital, Inc., Capital Trust, Inc., Newcastle Investment Corporation and RAIT Investment Trust.

Market Commentary

Analyst sentiment reflects optimistic valuation levels for LNR

Analysts covering LNR have recently revised their 12-month target prices to $64 and $65 per share

Broker Firm	Date	Price Target	Commentary
Friedman, Billings, Ramsey & Co. Analyst: Merrill Ross	April 1, 2004	$65.00 Revised from $50.00

“Building value in the property portfolio. We believe that LNR has the capacity to stabilize its property holdings and that it will be able to sell stabilized properties over the next several years. This could add approximately $16 to stated book value today.”

“Value from credit migration. LNR’s role as special servicer and its willingness to invest in property rehabilitation will. . .allow the Company to monetize a substantial portion of the $2.5 billion of unpaid principal balance of its non-investment-grade CMBS.”

“Downside protected by conservative accounting. LNR’s low cost basis and consistent habit of reducing its basis in subordinate CMBS protect against possible credit issues and market value fluctuations.”

JMP Securities, LLC Analyst: Donald Destino	March 30, 2004	$64.00 Revised from $54.00

“We are reiterating a Strong Buy rating. . .and conservatively raising our 12 month target from $54 to $64. . .[W]hile we call this price a ‘12-month’ target, it is actually what we believe LNR’s assets and businesses are worth today.”

“[O]ur valuation implies the Company has, and is creating, a large amount of excess capital. We believe this capital could be used for accretive growth, a meaningful dividend, stock buybacks or a combination.”

“[We maintain] our strongly held belief that the LNR franchise is worth much more than its parts. LNR’s three businesses are very complementary, variously creating opportunities and mitigating risks.”

Historical and Projected Financial Performance

Key Assumptions

In order to reflect LNR’s prospects as a stand-alone entity, Greenhill created its own set of projections based on analyst projections in 2004 and 2005 and extrapolated to 2009

Greenhill and Management intend to refine these projections together as part of this process

•                  Real Estate Securities (“CMBS”)

•                  CMBS servicing fee growth of 12% in 2004, flat in 2005 and 11% thereafter

•                  Flat growth in partnership income

•                  Portfolio decreases in size slightly in 2004, and increases under 5% each year thereafter (on a net basis)

•                  Overhead expense growth of 7.0% each year

•                  Real Estate Loans

•                  Fee income flat from 2004 to 2005 with 10% growth thereafter

•                  B-note portfolio increases to $717 million in 2004, and grows 14-15% annually thereafter (on a net basis)

•                  B-Note yield of 11.0% in 2004 and 2005, 10.5% in 2006 and 10% thereafter

•                  Overhead increases between $0.7 million and $1.3 million per year

•                  Real Estate Properties

•                  Fee income of $5.1 million in 2004, growing between 5% and 10% per year thereafter

•                  Property acquisitions of $227 million in 2004 (ex Newhall), $341 million in 2005, growing 14.0% annually thereafter

•                  Blended rental income yield of 17.0% in 2004 and 16.8% thereafter

•                  Overhead expenses equal to 2.3% of assets annually

•                  Consolidated

•                  Corporate overhead of $36 million in 2004, growing 12.5% in 2005 and 10% thereafter

•                  Annual blended cost of debt of 6.0-6.5% per year

Historical and Projected Financial Performance

($ in Millions, Except Per Share Data)	2002A	2003A (1)	2004E (1)	2005E	2006E	2007E	2008E	2009E

Revenue
Rental Income	$115.4	$113.4	$123.1	$143.5	$161.5	$182.6	$207.1	$235.4
Partnership Revenues	46.4	52.0	17.5	53.5	58.5	63.5	69.3	75.0
Interest Income	180.8	157.9	173.8	194.9	191.3	200.6	216.0	232.7
Gains on Sale	98.7	113.0	122.1	134.3	118.5	115.7	126.5	139.0
Fees	32.0	41.2	49.1	49.6	54.6	60.3	66.5	73.3
Other	(1.3)	14.1	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)
Total Revenue	472.1	491.6	484.2	574.3	582.9	621.2	683.9	753.9
Growth%		4.1%	(1.5)%	18.6%	1.5%	6.6%	10.1%	10.2%

EBITDA	341.1	333.8	326.2	392.7	380.7	395.5	431.8	472.2
Growth%		(2.1)%	(2.3)%	20.4%	(3.1)%	3.9%	9.2%	9.4%
Margin%	72.2%	67.9%	67.4%	68.4%	65.3%	63.7%	63.1%	62.6%

Operating Income	309.8	300.1	295.5	359.0	344.4	355.9	388.0	423.4
Growth%		(3.1)%	(1.5)%	21.5%	(4.1)%	3.3%	9.0%	9.1%
Margin%	65.6%	61.1%	61.0%	62.5%	59.1%	57.3%	56.7%	56.2%

Pre-Tax Income	213.2	194.7	179.2	219.1	203.9	206.4	227.6	251.4
Growth%		(8.7)%	(8.0)%	22.3%	(7.0)%	1.2%	10.3%	10.4%
Margin%	45.2%	39.6%	37.0%	38.2%	35.0%	33.2%	33.3%	33.3%

Net Earnings	143.9	128.5	115.6	142.4	134.5	136.2	150.2	165.9
Growth%		(10.7)%	(10.1)%	23.2%	(5.5)%	1.2%	10.3%	10.4%
Margin%	30.5%	26.1%	23.9%	24.8%	23.1%	21.9%	22.0%	22.0%

Earnings Per Share	$4.15	$4.18	$3.81	$4.70	$4.44	$4.49	$4.95	$5.47
Growth%		0.7%	(8.9)%	23.2%	(5.5)%	1.2%	10.3%	10.4%

FFO Per Share (2)	$4.88	$4.96	$4.62	$5.63	$5.48	$5.67	$6.29	$6.99
Growth%		1.7%	(6.9)%	22.0%	(2.6)%	3.4%	10.9%	11.1%

Notes:

(1)          Excludes loss on extinguishment of debt.

(2)          FFO calculated as net earnings plus depreciation.

Presentation to the Special Committee of the Board of Directors

1	Executive Summary

2	Business Description and Recent Performance

3	Blackacre Bid Summary

4	Stand-alone Valuation

Appendix

Blackacre Bid Summary

Blackacre Bid Summary

LNR has granted exclusivity to Blackacre based on its non-binding offer for the Company

Key Terms	Blackacre Capital Management Proposal
Per Share Value	• $64.50 in cash

Transaction Structure	• Blackacre / Cerberus will internally fund entire capital structure
• Equity and debt financing
• REIT conversion being evaluated
• Alternative deal structures with Miller family retaining partial equity ownership have been requested by Cerberus

Issues for Clarification	• Tax structuring (issues currently being discussed/resolved)

Source of Financing	• Blackacre / Cerberus will provide all financing internally (no contingency)

Confirmatory Due Diligence	• Exclusive negotiations
• Team led by Cerberus executives
• Consultants from PriceWaterhouseCoopers, AON, Schulte Roth, Goldman Sachs and SBI (IT Consultants) to support

Approval	• Subject to final approval of Investment Committee and review by senior managing principals

Closing Conditions	• HSR approval
• Completion of confirmatory due diligence
• Lennar approval of certain JVs
• Roll forward of financial information

Summary of LNR Enterprise Valuation

(In Millions, Except per Share Value)

Blackacre Bid Price Per Share			$64.50

Shares Outstanding (2/29/04)			29.7

Shares from 5.5% Convertible Notes (1)			1.5

Options (1)			1.0

Fully Diluted Shares Outstanding			32.3

Equity Value at $64.50 per Share			$2,085

Net Debt (2)			1,790

Enterprise Value			$3,874

	2004E (3)		2005E

Enterprise Value / EBITDA	11.9	x	9.9	x

Price / EPS	16.9	x	13.7	x

Price / FFO	14.0	x	11.5	x

Price / Book Value	1.95	x

Notes:

(1)          Calculated using the treasury method.

(2)          Includes minority interests of $0.8 million.

(3)          Metrics exclude loss on extinguishment of debt.

Presentation to the Special Committee of the Board of Directors

1	Executive Summary

2	Business Description and Recent Performance

3	Blackacre Bid Summary

4	Stand-alone Valuation

Appendix

Stand-alone Valuation

Valuation Methodologies

Greenhill utilized a variety of standard valuation methodologies in determining a preliminary value range for LNR

•                      Comparable Company Analysis:  While no “pure play” comparable company exists for LNR, Greenhill applied ranges of public company trading multiples, specifically Price / EPS,   Price / FFO and Price / Book, for a universe of companies operating as diversified equity REITs, specialty finance companies and real estate securities companies

•                      Premiums Analysis: Applied a range of premiums to LNR’s current and historical average share prices based on U.S. transactions between $300 million and $2.5 billion over the last 3 years

•                      Precedent Transactions Analysis: Reviewed selected transactions involving companies in the REIT and specialty finance industries and applied a range of multiples, specifically Price / EPS, Price / FFO and Price / Book

•                      Discounted Cash Flow: Determined the present value of the projected after-tax unlevered cash flows generated from 2004 to 2009 plus a terminal value calculated using P/E multiples ranging from 11.5x to 12.5x and discount rates ranging from 9.0% to 11.0%

•                      REIT Conversion: Assumes the conversion of LNR to a REIT structure and an E&P dividend of $1.25 billion.  Determined the present value of the projected after-tax unlevered free cash flows generated from 2004 to 2009 under a REIT structure plus a terminal value calculated using P/FFO multiples ranging from 9.0x to 11.0x and discount rates ranging from 9.0% to 10.5%

•                      Analyst Targets: Discounted one-year share price targets of JMP Securities, LLC and Friedman, Billings, Ramsey & Co. Equity Research of $64.00 and $65.00, respectively, back one year at LNR’s cost of equity of 9.3%

Valuation Summary

Application of traditional valuation methodologies yields a range of implied values that generally exceed today’s stock price

Premium to Market (1)

[CHART]

Notes:

(1)          Premiums to market calculated based on LNR share price of $47.90 as of May 14, 2004.

(2)          Range based on JMP Securities, LLC and Friedman, Billings, Ramsey & Co. Equity Research one-year share price targets of $64.00 and $65.00, respectively, discounted back one year at LNR’s cost of equity of 9.3%.

Valuation Parameters

Valuation of LNR presents several unique challenges due to the structure of its business

Investors have penalized the Company historically relative to peers due to:

•                  Lack of “pure play” comparable

•                  High contribution of gains on sales to bottom line

•                  Tax status as a non-REIT and resulting low yield

•                  Lack of direct market or transaction comparables adds challenge to valuation

•                  Diversified equity REITs have several meaningful structural differences from LNR (e.g. tax status, dividend distribution, lower contribution of gain-on-sale income)

•                  Specialty finance companies are generally focused on lending against non-real estate assets which create diversity and have different risk profiles (e.g. aircraft, computers)

•                  Pure-play real estate securities companies are (i) generally structured as REITs and (ii) are not diversified businesses holding actual properties in addition to securities

•                  LNR’s capital constraints are likely to negatively impact valuation

•                  REIT and Specialty Finance comparables generally have higher credit ratings and, therefore, lower cost of capital than LNR

•                  Capital availability/cost will likely temper growth opportunities for LNR as a standalone entity

•                  Perceived volatility of securities and loans business negatively impacts value relative to REIT and Specialty Finance comparables

•                  Real estate securities companies trade at significant discounts to each of those sectors and generally are able to carry significantly lower debt loads

•                  Counteracting these factors is LNR’s position as a widely acknowledged leader in real estate finance and investment with a highly conservative, prudent management and impressive track record through economic cycles

Valuation Matrix

($ in Millions, Except Per Share Data)

Share Price	Premium to Market	Equity Value (1)	Enterprise Value (2)	Price / Book		Price / EPS (3)				Price / FFO (3)
						2004E		2005E		2004E		2005E
$47.90	0.0%	$1,477	$3,266	$1,071		$3.81		$4.70		$4.62		$5.63
$48.50	1.3%	$1,498	$3,287	1.40	x	12.7	x	10.3	x	10.5	x	8.6	x
$50.50	5.4%	1,571	3,361	1.47	x	13.2	x	10.8	x	10.9	x	9.0	x
$52.50	9.6%	1,644	3,434	1.54	x	13.8	x	11.2	x	11.4	x	9.3	x
$54.50	13.8%	1,718	3,507	1.60	x	14.3	x	11.6	x	11.8	x	9.7	x
$56.50	18.0%	1,791	3,581	1.67	x	14.8	x	12.0	x	12.2	x	10.0	x
$58.50	22.1%	1,864	3,654	1.74	x	15.3	x	12.5	x	12.7	x	10.4	x
$60.50	26.3%	1,938	3,727	1.81	x	15.9	x	12.9	x	13.1	x	10.7	x
$62.50	30.5%	2,011	3,801	1.88	x	16.4	x	13.3	x	13.5	x	11.1
$64.50	34.7%	2,085	3,874	1.95	x	16.9	x	13.7	x	14.0	x	11.5	x

Real Estate Securities Trading Comps	REIT Trading Comps

Specialty Finance Trading Comps	Specialty Finance Precedent Transactions	REIT Precedent Transactions

Blackacre Bid

Notes:

(1)          Assumes 29.7 million basic shares outstanding, 1.8 million options converted using the treasury method and 5.2 million shares converted using the treasury method from the conversion of the $235 million principal amount of convertible senior subordinated notes with a conversion price of $45.28.

(2)          Includes $0.8 million of minority interests.

(3)          Excludes loss on extinguishment of debt.

Premium to Market Analysis

The Blackacre bid represents a significant premium to LNR’s current and historical average share prices

	Price	Bid Premium

Blackacre Bid	$64.50
Current Price (5/14/04)	$47.90	34.7%
20-Day Average	$49.18	31.2%
6-Month Average	$49.94	29.2%
1-Year Average	$44.96	43.5%

2-Year Share Price Performance

[CHART]

Premiums Paid Analysis (1)

U.S. Transactions in Last Three Years Between $300 million -$2.5 billion

•                  Over the last three years, the premiums paid in all cash transactions for U.S. deals between $300 million and $2.5 billion have averaged approximately 32%

	Number of Deals	Total Dollar Volume ($ MM)	Average Deal Size ($ MM)	Average Premium (2)
Last Three Years
All Stock	50	$48,802	$856	34.6%
Hybrid Stock / Cash	48	$41,604	$756	32.1%
All Cash	65	$59,050	$798	32.0%

Last Year
All Stock	21	$18,974	$904	18.7%
Hybrid Stock / Cash	22	$20,309	$752	28.0%
All Cash	29	$26,943	$748	31.0%

•                  Blackacre’s proposal is in line with average premiums paid in transactions announced over the last year relative to LNR’s current and historical average share price

	Current	20-Day Average	6-Month Average	1-Year Average

Share Price	$47.90	$49.18	$49.94	$44.96

Premium (at $64.50)	34.7%	31.2%	29.2%	43.5%

Notes:

(1)          Source: Bloomberg.

(2)          Premium to prior 20 day trading average.

Comparable Company Trading Valuation

Comparable company trading multiples suggest a valuation range for LNR of $45.00 to $55.00 per share

LNR’s status as a C-Corp creates a potential market discount due to resulting higher tax rates and a lower dividend yield

($ in Millions, Except Per Share Data)

Valuation	LNR	Multiple Range					Implied Equity Value (2)			Implied Share Price (3)
Methodology	Statistic (1)	Low		-	High		Low	-	High	Low	-	High

2004E EPS	$3.81	10.0	x	-	14.0	x	$1,154.0	-	$1,676.2	$38.12	-	$53.37

2005E EPS	$4.70	9.0	x	-	12.0	x	$1,284.6	-	$1,785.8	$42.27	-	$56.36

2004E FFO	$4.62	9.0	x	-	10.5	x	$1,261.6	-	$1,496.1	$41.54	-	$48.46

2005E FFO	$5.63	8.5	x	-	10.0	x	$1,473.5	-	$1,783.1	$47.84	-	$56.28

Book Value (4)	$1,071.2	1.35	x	-	1.75	x	$1,446.1	-	$1,874.6	$47.03	-	$58.86

		Summary Valuation Range								$45.00	-	$55.00

		Current Blackacre Bid								$64.50	-	$64.50

		Bid Premium / (Discount) to Valuation								43.3%	-	17.3%

Notes:

(1)          2004E statistics exclude loss from extinguishment of debt.

(2)          Calculated as implied share price times the fully diluted shares outstanding at the implied share price based on the treasury method.  Fully diluted shares include the effect of conversion of the $235 million principal amount of convertible senior subordinated notes with a conversion price of $45.28.

(3)          Calculated as LNR statistic times the applied multiple.

(4)          Book value as of February 29, 2004.

Precedent Transaction Valuation

Precedent transaction multiples suggest a valuation range for LNR of $50.00 to $60.00 per share

($ in Millions, Except Per Share Data)

Valuation	LNR	Multiple Range					Implied Equity Value (2)			Implied Share Price (3)
Methodology	Statistic (1)	Low		-	High		Low	-	High	Low	-	High

2004E EPS	$3.81	10.0	x	-	14.0	x	$1,154.0	-	$1,676.2	$38.12	-	$53.37

2004E FFO	$4.62	10.0	x	-	12.0	x	$1,411.5	-	$1,750.0	$46.15	-	$55.38

2005E FFO	$5.63	9.0	x	-	11.0	x	$1,576.7	-	$1,989.6	$50.66	-	$61.91

Book Value (4)	$1,071.2	1.50	x	-	2.00	x	$1,606.8	-	$2,142.4	$51.34	-	$65.92

		Summary Valuation Range								$50.00	-	$60.00

		Current Blackacre Bid								$64.50	-	$64.50

		Bid Premium / (Discount) to Valuation								29.0%	-	7.5%

Notes:

(1)          2004E statistics exclude loss from extinguishment of debt.

(2)          Calculated as implied share price times the fully diluted shares outstanding at the implied share price based on the treasury method.  Fully diluted shares include the effect of conversion of the $235 million principal amount of convertible senior subordinated notes with a conversion price of $45.28.

(3)          Calculated as LNR statistic times the applied multiple.

(4)          Book value as of February 29, 2004.

Discounted Cash Flow (Cash Income) Valuation

A discounted cash flow analysis yields an implied valuation range of approximately $56 to $64 per share for LNR as a standalone entity

[CHART]

Note: Price per share based on median fully diluted shares outstanding of 32.2 million.

Valuation Matrix

Traditionally, DCF valuations yield the highest result relative to traditional methodologies

A “sanity check” shows implied multiples slightly above current market multiples

($ in Millions, Except Per Share Data)

Terminal P/E Multiple	11.5x						12.0x						12.5x
Discount Rate (Cost of Equity)	9.0%		10.0%		11.0%		9.0%		10.0%		11.0%		9.0%		10.0%		11.0%
Present Value of Cash Flows:
2004E to 2009E	$832.0		$810.2		$789.3		$832.0		$810.2		$789.3		$832.0		$810.2		$789.3
Terminus	1,137.6		1,077.0		1,020.1		1,187.1		1,123.8		1,064.4		1,236.6		1,170.6		1,108.8
Equity Value	1,969.6		1,887.1		1,809.4		2,019.1		1,934.0		1,853.7		2,068.5		1,980.8		1,898.1
Net Debt (1)	1,789.6		1,789.6		1,789.6		1,789.6		1,789.6		1,789.6		1,789.6		1,789.6		1,789.6
Enterprise Value	3,759.2		3,676.8		3,599.0		3,808.7		3,723.6		3,643.3		3,858.2		3,770.4		3,687.7
Implied Price Per Share (2)	$61.17		$58.61		$56.19		$62.70		$60.06		$57.57		$64.24		$61.52		$58.95
Terminal Value Analysis
% Equity Value in Terminus	57.8%		57.1%		56.4%		58.8%		58.1%		57.4%		59.8%		59.1%		58.4%
Implied Terminal Multiples
FY 2009E P/FFO	9.0	x	9.0	x	9.0	x	9.4	x	9.4	x	9.4	x	9.8	x	9.8	x	9.8	x
EV / 2009E EBITDA	7.8	x	7.8	x	7.8	x	8.0	x	8.0	x	8.0	x	8.2	x	8.2	x	8.2	x
Implied Valuation Metrics
EV / 2004E EBITDA	11.5	x	11.3	x	11.0	x	11.7	x	11.4	x	11.2	x	11.8	x	11.6	x	11.3	x
2004E P/E	16.0	x	15.4	x	14.7	x	16.4	x	15.8	x	15.1	x	16.9	x	16.1	x	15.5	x
2004E P/FFO	13.3	x	12.7	x	12.2	x	13.6	x	13.0	x	12.5	x	13.9	x	13.3	x	12.8	x

Notes:

(1)          Net debt as of February 29, 2004.

(2)          Price per share based on median fully diluted shares outstanding of 32.2 million.

Cost of Equity Analysis

LNR maintains a comparable amount of leverage relative to Equity REITs, while its cost of equity exceeds that of the Equity REITs and its Real Estate Securities peers

Company	Predicted Equity Beta (1)	Cost of Equity (2)	Debt / Total Cap

Specialty Finance Companies
Allied Capital Corporation (ALD)	0.705	10.0%	22.9%
CapitalSource, Inc. (CSE)	0.931	11.7%	39.9%
CIT Group, Inc. (CIT)	1.001	12.2%	81.9%
Financial Federal Corporation (FIF)	0.706	10.0%	63.6%
The FINOVA Group, Inc. (FNVG)	1.592	16.6%	99.3%
GATX Corporation (GMT)	1.057	12.6%	77.4%
iStar Financial, Inc. (SFI)	0.450	8.1%	51.8%
Mean	0.920	11.6%	62.4%
Median	0.931	11.7%	63.6%
Diversified Equity REITs
Arden Realty, Inc. (ARI)	0.436	8.0%	44.5%
Boston Properties, Inc. (BXP)	0.520	8.6%	56.3%
CarrAmerica Realty Corporation (CRE)	0.471	8.3%	52.3%
Crescent Real Estate Equities (CEI)	0.519	8.6%	59.3%
Equity Office Properties Trust (EOP)	0.537	8.8%	54.1%
Glenborough Realty Trust (GLB)	0.426	7.9%	60.4%
Highwoods Properties, Inc. (HIW)	0.450	8.1%	53.0%
Mack-Cali Realty Corporation (CLI)	0.430	8.0%	48.7%
The Rouse Company (RSE)	0.514	8.6%	50.9%
Vornado Realty Trust (VNO)	0.534	8.7%	48.2%
Mean	0.480	8.3%	54.3%
Median	0.471	8.3%	54.1%
Real Estate Securities Companies
Anthracite Capital, Inc. (AHR)	0.472	8.3%	73.8%
Capital Trust, Inc. (CT)	0.275	6.8%	20.2%
Newcastle Investment Corp (NCT)	0.428	8.0%	70.9%
RAIT Investment Trust (RAS)	0.335	7.3%	22.8%
Mean	0.378	7.6%	46.9%
Median	0.382	7.6%	46.8%

LNR Property Corporation	0.614	9.3%	55.3%

Notes:

(1)          Source: Barra.

(2)          Calculated as the risk free rate plus the predicted equity beta times the market risk premium.  The risk free rate is equal to the current yield on the 10-year U.S. Treasury Bond of 4.788% as of May 14, 2004, and the market risk premium is equal to 7.4%, representing the expected equity risk premium over the risk free rate based on S&P returns since 1926.

REIT Conversion Analysis

Converting to REIT form could enhance value by increasing tax efficiency

Management currently believes that LNR would be unable to convert to a REIT on its own due to leverage constraints and cross default provisions in its loan documents

($ in Millions, Except Per Share Data)

Assumptions

Cash E&P Dividend	$400
Stock E&P Dividend	850
Total E&P Dividend	$1,250

Step 1: Pay Cash E&P Dividend

Current Share Price	$47.90
Less: Cash E&P Dividend Per Share	12.42
Share Price After Cash E&P Dividend	$35.48

Step 2: Pay Stock E&P Dividend

Current FD Shares (at midpoint DCF value)	32.2
New Shares Issued	24.0
Total Pro Forma Shares	56.2
Per Current Share	1.74

DCF of Newco REIT

DCF Equity Value of REIT	$2,268
Assume Cost of Equity: 9.0%
Assume Terminal FFO Multiple: 10.0x

Less: Cash E&P Dividend	400
Equals: Equity Remaining for Shareholders	$1,868

Pro Forma Share Price	$33.27

Value Per Current Share

Cash E&P Dividend	$12.42
DCF Share Value (1.74 x $33.27)	58.02
Total	$70.44

Sensitivity Analysis: Value Per Current Share

Terminal Price / FFO Multiple	9.0%	9.5%	10.0%	10.5%
9.0x	$66.19	$64.78	$63.42	$62.09
9.5x	$68.32	$66.85	$65.43	$64.05
10.0x	$70.44	$68.92	$67.44	$66.01
10.5x	$72.57	$70.99	$69.46	$67.97
11.0x	$74.70	$73.06	$71.47	$69.93

Note: Assumes 8.0% cost of new debt issued to fund cash portion of E&P dividend.

Presentation to the Special Committee of the Board of Directors

1	Executive Summary

2	Business Description and Recent Performance

3	Blackacre Bid Summary

4	Stand-alone Valuation

Appendix

Appendix

Comparable Company Trading Statistics

Diversified Equity REITs

($US Millions, Except Per Share Data)

	Price	Discount to	Equity	Price /		Price /		Price / FFO (2)(3)				Enterprise	EV / EBITDA				Dividend	Debt /	IBES Est.
Company (Ticker)	5/14/2004	52 Wk. High	Value (1)	Book		Tan. Bk.		2004E		2005E		Value	2004E		2005E		Yield	Total Cap	LT Growth

Equity Office Properties Trust (EOP)	$25.61	(15.8)%	$10,290	1.02	x	1.06	x	9.7	x	9.6	x	$23,701	11.9	x	11.8	x	7.8%	54.1%	4.5%
Vornado Realty Trust (VNO)	$50.21	(17.5)%	$6,172	2.01	x	2.08	x	11.1	x	10.5	x	$12,006	13.8	x	13.0	x	5.7%	48.2%	7.0%
Boston Properties, Inc. (BXP)	$44.65	(19.6)%	$4,521	1.88	x	1.88	x	11.0	x	10.5	x	$10,333	12.6	x	12.1	x	5.8%	56.3%	6.3%
The Rouse Company (RSE)	$40.95	(24.1)%	$4,216	3.18	x	3.18	x	10.7	x	9.1	x	$8,600	10.9	x	10.3	x	4.6%	50.9%	8.0%
Mack-Cali Realty Corporation (CLI)	$35.56	(21.5)%	$2,142	1.39	x	1.39	x	9.9	x	9.4	x	$4,145	11.3	x	11.1	x	7.1%	48.7%	4.0%
Arden Realty, Inc. (ARI)	$27.05	(18.1)%	$1,773	1.46	x	1.46	x	10.6	x	10.2	x	$3,190	14.7	x	13.8	x	7.5%	44.5%	6.5%
Crescent Real Estate Equities (CEI)	$15.45	(18.3)%	$1,535	1.26	x	1.35	x	13.0	x	12.1	x	$4,502	13.4	x	11.8	x	9.7%	59.3%	NA
CarrAmerica Realty Corporation (CRE)	$27.10	(20.9)%	$1,439	1.59	x	1.59	x	8.7	x	8.6	x	$3,434	12.2	x	11.7	x	7.4%	52.3%	4.8%
Highwoods Properties, Inc. (HIW)	$21.50	(22.5)%	$1,150	0.77	x	0.77	x	9.1	x	8.5	x	$3,233	11.0	x	11.0	x	7.9%	53.0%	3.5%
Glenborough Realty Trust (GLB)	$18.17	(19.4)%	$508	0.86	x	0.86	x	9.0	x	8.5	x	$1,266	15.3	x	14.5	x	7.7%	60.4%	0.1%

			Mean	1.54	x	1.56	x	10.3	x	9.7	x	$7,441	12.7	x	12.1	x	7.1%	52.8%	5.0%
			Median	1.43	x	1.43	x	10.2	x	9.5	x	$4,324	12.4	x	11.8	x	7.4%	52.7%	4.8%

LNR Property Corp. (LNR) (4)	$47.90	(14.7)%	$1,477	1.38	x	1.38	x	10.4	x	8.5	x	$3,266	10.0	x	8.3	x	0.1%	55.3%	8.7%

Notes:

All figures exclude non-recurring charges.

(1)          Equity Value assumes the conversion of all exercisable stock options using the treasury method.

(2)          Based on I/B/E/S estimates as of May 2004 and recent research.

(3)          FFO or Funds From Operations represents net income after preferred dividends plus depreciation on real estate income-producing assets.

(4)          Fully diluted shares include the effect of conversion of the $235 million principal amount of convertible senior subordinated notes with a conversion price of $45.28.

Specialty Finance Companies

($US Millions, Except Per Share Data)

	Price	Discount to	Equity	Price /		Price /		Price / EPS (2)				Enterprise	Dividend	Debt /	IBES Est.
Company (Ticker)	5/14/2004	52 Wk. High	Value (1)	Book		Tan. Bk.		2004E		2005E		Value	Yield	Total Cap	LT Growth

CIT Group, Inc. (CIT)	$35.10	(13.3)%	$7,470	1.38	x	1.52	x	10.7	x	9.5	x	$39,204	1.5%	81.9%	8.6%
iStar Financial, Inc. (SFI)	$35.37	(17.7)%	$3,838	1.59	x	1.59	x	10.2	x	9.6	x	$7,876	7.9%	51.8%	7.0%
Allied Capital Corporation (ALD)	$24.52	(21.2)%	$3,199	1.67	x	1.67	x	16.5	x	15.2	x	$3,945	9.3%	22.9%	9.0%
CapitalSource, Inc. (CSE)	$20.92	(14.6)%	$2,500	2.88	x	2.88	x	21.9	x	16.4	x	$4,091	NA	39.9%	24.4%
GATX Corporation (GMT)	$22.85	(20.8)%	$1,126	1.27	x	1.42	x	16.9	x	15.8	x	$4,770	3.5%	77.4%	12.0%
Financial Federal Corporation (FIF)	$30.90	(11.7)%	$578	1.72	x	1.72	x	18.3	x	15.1	x	$1,581	NA	63.6%	13.7%
The FINOVA Group, Inc. (FNVG)	$0.17	(82.7)%	$21	NM		NM		NA		NA		$2,095	NA	99.3%	NA

			Mean	1.75	x	1.80	x	15.8	x	13.6	x	$9,081	5.5%	62.4%	12.4%
			Median	1.63	x	1.63	x	16.7	x	15.1	x	$4,091	5.7%	63.6%	10.5%

LNR Property Corp. (LNR) (3)	$47.90	(14.7)%	$1,477	1.38	x	1.38	x	12.6	x	10.2	x	$3,266	0.1%	55.3%	8.7%

Notes:

All figures exclude non-recurring charges.

(1)          Equity Value assumes the conversion of all exercisable stock options using the treasury method.

(2)          Based on I/B/E/S estimates as of May 2004 and recent research.

(3)          Fully diluted shares include the effect of conversion of the $235 million principal amount of convertible senior subordinated notes with a conversion price of $45.28.

Real Estate Securities Companies

($US Millions, Except Per Share Data)

	Price	Discount to	Equity	Price /		Price /		Price / EPS (2)				Enterprise	Dividend	Debt /	IBES Est.
Company (Ticker)	5/14/2004	52 Wk. High	Value (1)	Book		Tan. Bk.		2004E		2005E		Value	Yield	Total Cap	LT Growth

Newcastle Investment Corp (NCT)	$25.81	(23.8)%	$908	1.68	x	1.68	x	10.2	x	9.4	x	$3,056	9.3%	70.9%	8.7%
RAIT Investment Trust (RAS)	$22.98	(22.2)%	$536	1.48	x	1.48	x	9.3	x	8.7	x	$680	10.4%	22.8%	9.5%
Anthracite Capital, Inc. (AHR)	$11.14	(15.0)%	$558	1.34	x	1.34	x	9.2	x	8.1	x	$2,450	10.1%	73.8%	5.0%
Capital Trust, Inc. (CT)	$23.10	(11.7)%	$153	1.60	x	1.60	x	12.1	x	10.2	x	$184	7.8%	20.2%	15.0%

			Mean	1.52	x	1.52	x	10.2	x	9.1	x	$1,592	9.4%	46.9%	9.5%
			Median	1.54	x	1.54	x	9.7	x	9.1	x	$1,565	9.7%	46.8%	9.1%

LNR Property Corp. (LNR) (3)	$47.90	(14.7)%	$1,477	1.38	x	1.38	x	12.6	x	10.2	x	$3,266	0.1%	55.3%	8.7%

Notes:

All figures exclude non-recurring charges.

(1)          Equity Value assumes the conversion of all exercisable stock options using the treasury method.

(2)          Based on I/B/E/S estimates as of May 2004 and recent research.

(3)          Fully diluted shares include the effect of conversion of the $235 million principal amount of convertible senior subordinated notes with a conversion price of $45.28.

Diversified Equity REITs

($US Millions, Except Per Share Data)

	Revenue Growth			EBITDA Margin			FFO Growth
Company (Ticker)	2003A	2004E	2005E	2003A	2004E	2005E	2003A	2004E	2005E

Equity Office Properties Trust (EOP)	(4.9)%	0.6%	1.1%	62.2%	61.8%	61.6%	(15.1)%	7.0%	1.2%
Vornado Realty Trust (VNO)	8.0%	10.0%	3.5%	69.1%	52.7%	54.0%	17.8%	5.6%	1.8%
Boston Properties, Inc. (BXP)	10.5%	3.3%	5.6%	62.5%	60.8%	60.0%	3.2%	32.0%	6.7%
The Rouse Company (RSE)	16.4%	30.4%	NA	50.9%	55.0%	NA	52.2%	11.9%	NA
Mack-Cali Realty Corporation (CLI)	4.0%	(0.1)%	2.0%	63.7%	62.6%	62.4%	3.4%	(5.1)%	2.6%
Arden Realty, Inc. (ARI)	4.8%	4.9%	4.7%	63.5%	50.1%	51.1%	(3.9)%	(0.4)%	5.3%
Crescent Real Estate Equities (CEI)	(5.3)%	4.2%	2.0%	31.2%	34.0%	38.0%	(10.8)%	(25.4)%	6.0%
CarrAmerica Realty Corporation (CRE)	(0.7)%	(4.8)%	0.5%	62.8%	59.9%	62.6%	(8.4)%	(3.1)%	6.3%
Highwoods Properties, Inc. (HIW)	(2.5)%	6.9%	3.4%	60.3%	65.1%	63.1%	(18.0)%	7.8%	0.9%
Glenborough Realty Trust (GLB)	13.2%	2.0%	0.6%	61.1%	43.7%	45.9%	(11.7)%	33.1%	(0.2)%

Mean	4.3%	5.7%	2.6%	58.7%	54.6%	55.4%	0.9%	6.3%	3.4%
Median	4.4%	3.7%	2.0%	62.3%	57.4%	60.0%	(6.2)%	6.3%	2.6%

LNR Property Corp. (LNR)	4.1%	(1.5)%	18.6%	67.8%	67.4%	68.4%	(9.9)%	(8.1)%	22.0%

Note:

Forecasted figures based on equity research.

Figures excludes loss on extinguishment of debt.

Specialty Finance Companies

($US Millions, Except Per Share Data)

	Revenue Growth			Net Income Margin			EPS Growth
Company (Ticker)	2003A	2004E	2005E	2003A	2004E	2005E	2003A	2004E	2005E

CIT Group, Inc. (CIT)	(0.2)%	19.8%	6.4%	33.0%	29.6%	28.8%	95.6%	22.1%	12.8%
iStar Financial, Inc. (SFI)	16.6%	NA	NA	47.7%	NA	NA	27.3%	37.3%	6.3%
Allied Capital Corporation (ALD)	6.2%	11.0%	21.9%	59.3%	57.7%	49.8%	36.0%	(33.4)%	8.3%
CapitalSource, Inc. (CSE)	NM	NM	35.3%	47.7%	31.7%	33.1%	137.2%	(6.2)%	33.4%
GATX Corporation (GMT)	(3.4)%	7.2%	3.9%	6.2%	4.8%	5.1%	118.1%	(14.0)%	7.4%
Financial Federal Corporation (FIF)	(14.6)%	NA	NA	40.2%	NA	NA	(25.1)%	0.9%	21.8%
The FINOVA Group, Inc. (FNVG)	(3.0)%	NA	NA	70.0%	NA	NA	NA	NA	NA

Mean	0.3%	12.7%	16.9%	43.4%	30.9%	29.2%	64.8%	1.1%	15.0%
Median	(1.6)%	11.0%	14.2%	47.7%	30.7%	30.9%	65.8%	(2.6)%	10.6%

LNR Property Corp. (LNR)	4.1%	(1.5)%	18.6%	26.1%	23.9%	24.8%	0.7%	(8.9)%	23.2%

Note:

Forecasted figures based on equity research.

Figures excludes loss on extinguishment of debt.

Real Estate Securities Companies

($US Millions, Except Per Share Data)

	Revenue Growth			Net Income Margin			EPS Growth
Company (Ticker)	2003A	2004E	2005E	2003A	2004E	2005E	2003A	2004E	2005E

Newcastle Investment Corp (NCT)	59.9%	47.6%	34.6%	19.0%	28.3%	26.9%	20.3%	22.4%	8.4%
RAIT Investment Trust (RAS)	6.6%	21.1%	15.7%	60.0%	59.6%	58.6%	(10.4)%	10.8%	6.3%
Anthracite Capital, Inc. (AHR)	0.8%	8.7%	10.9%	(5.3)%	37.2%	36.2%	NM	NM	12.5%
Capital Trust, Inc. (CT)	(2.6)%	1.3%	24.4%	35.6%	38.8%	63.0%	NM	NM	18.6%

Mean	16.2%	19.7%	21.4%	27.3%	41.0%	46.2%	5.0%	16.6%	11.5%
Median	3.7%	14.9%	20.1%	27.3%	38.0%	47.4%	5.0%	16.6%	10.5%

LNR Property Corp. (LNR)	4.1%	(1.5)%	18.6%	26.1%	23.9%	24.8%	0.7%	(8.9)%	23.2%

Note:

Forecasted figures based on equity research.

Figures excludes loss on extinguishment of debt.

Selected Precedent Transactions

REIT Transactions

($ in Millions)

	Target /	Equity	Enterprise	Price /				EV /		Price /		Premium
Ann. Date	Acquiror	Value	Value	CY FFO		FY FFO		LTM EBITDA		Book		to Market
3/30/04	Residential Equities REIT /	$391.0	$738.9	14.6	x	13.9	x	16.4	x	2.6	x	11.8%
	Canadian Apartment Properties REIT
11/20/03	ElderTrust /	97.3	285.2	7.5	x	NA		12.4	x	1.2	x	18.4%
	Ventas, Inc.
7/8/03	Prime Retail Inc. /	115.0	625.5	NA		NA		9.1	x	0.8	x	38.5%
	Lightstone Group LLC
6/18/03	Mid Atlantic Realty Trust /	380.5	640.3	11.2	x	10.6	x	12.0	x	2.7	x	8.3%
	Kimco Realty Corp
5/29/03	Chateau Communities Inc. /	1,014.0	2,151.2	12.8	x	12.4	x	13.9	x	3.5	x	16.3%
	Hometown America LLC
5/8/03	RFS Hotel Investors Inc. /	383.0	701.0	11.8	x	10.3	x	11.1	x	1.3	x	12.4%
	CNL Hospitality Properties, Inc.
1/15/03	Taubman Centers Inc. /	1,028.4	2,473.4	12.7	x	11.3	x	12.8	x	2.7	x	25.5%
	Simon Property & Westfield America (Terminated)
1/2/03	Criimi Mae Inc. /	174.4	610.4	NA		NA		NA		0.6	x	7.5%
	Orix Corp (Terminated)
11/6/02	Center Trust Inc. /	219.0	583.0	NA		NA		9.7	x	1.1	x	30.9%
	Pan Pacific Retail PPTYS Inc.
4/29/02	Prime Group Realty Trust /	196.3	1,121.3	10.2	x	7.5	x	10.0	x	0.7	x	77.3%
	American Realty Investors
3/4/02	JP Realty /	427.0	999.5	8.7	x	8.2	x	10.2	x	2.6	x	6.8%
	General Growth Properties
12/4/01	Casden Properties /	379.0	1,063.0	NA		NA		NA		NA		NA
	Apartment Investment & Management
11/6/01	Storage USA /	1,156.2	2,101.2	11.4	x	10.4	x	12.5	x	1.8	x	5.5%
	Security Capital Group
10/29/01	Cabot Industrial Trust /	990.0	1,915.0	9.9	x	9.6	x	11.4	x	1.3	x	20.3%
	CalWest Industrial Properties
5/10/01	MeriStar Hospitality Corp. /	975.1	2,650.1	5.3	x	5.1	x	7.0	x	0.9	x	2.2%
	Felcor Lodging Trust (Terminated)
5/4/01	Charles E. Smith Residential /	1,268.1	2,491.8	12.4	x	11.4	x	10.7	x	2.2	x	10.7%
	Archstone Communities Trust
2/23/01	Spieker Properties Inc. /	$5,264.7	$7,319.6	11.3	x	9.5	x	14.3	x	2.7	x	10.4%
	Equity Office Properties Trust
8/22/00	Western Properties Trust /	420.1	627.1	NA		NA		15.4	x	2.3	x	2.0%
	Pan Pacific Retail Properties
7/19/00	Grove Property Trust /	142.8	333.8	10.7	x	9.7	x	11.3	x	2.1	x	4.2%
	Equity Residential Properties
5/15/00	Bradley Real Estate /	515.0	1,147.5	9.1	x	8.4	x	11.1	x	1.3	x	18.9%
	Heritage Property Investment
2/11/00	Cornerstone Properties Inc. /	2,394.0	4,508.8	11.4	x	10.7	x	11.7	x	1.2	x	21.0%
	Equity Office Properties Trust

			Mean	10.7	x	10.0	x	11.3	x	1.8	x	16.7%
			Median	11.2	x	10.4	x	11.4	x	1.8	x	11.8%

Selected Precedent Transactions

Specialty Finance Transactions

($ in Millions)

	Target /	Equity		Current Yr.		Price /		Price /		Premium
Ann. Date	Acquiror	Value		Earnings		Book		Tan. Book		to Market
4/15/04	GATX Corporation’s Information Technology Assets /	$200.0		13.2	x	NA		NA		NA
	CIT Group, Inc.
12/11/03	IKON Office Solutions, Inc. Leasing Business /	1,500.0		NA		NA		NA		NA
	GE Vendor Financial Services
10/26/03	GMAC Commercial Mortgage /	1,750.0	(1)	7.8	x	NA		NA		NA
	Deutsche Bank (Rumored)
8/5/03	Transamerica Finance /	1,000.0	(2)	10.1	x	1.30	x	1.30	x	NA
	GE Capital
2/18/03	Insignia Financial Group Inc. /	264.7		20.0	x	0.64	x	0.67	x	31.0%
	CB Richard Elliis Inc.
12/23/02	Telmark LLC /	615.0		NA		0.99	x	NA		NA
	Wells Fargo & Co.
9/16/02	Deutsche Financial Services /	450.0		NA		0.90	x	0.90	x	NA
	GE Capital
4/10/02	Finova Franchise Finance /	490.0		NA		1.01	x	1.01	x	NA
	GE Capital
3/7/02	RREEF /	490.0		NA		NA		NA		NA
	Deutsche Bank
1/24/02	DaimlerChrysler Commercial /	1,200.0		NA		NA		NA		NA
	GE Capital
12/15/01	Security Capital Group /	3,582.3		10.0	x	1.14	x	1.15	x	25.6%
	GE Capital
7/30/01	Heller Financial /	5,274.5		17.7	x	2.04	x	2.47	x	48.6%
	GE Capital
7/2/01	Amresco, Inc. /	309.0		NM		2.00	x	8.65	x	NA
	Renewal / Fortress / Goldman Sachs
3/30/01	Franchise Finance Corp. of America /	1,577.6		9.2	x	1.72	x	1.75	x	NA
	GE Capital
3/13/01	CIT Group, Inc. /	9,472.0		13.9	x	1.58	x	2.35	x	53.9%
	Tyco International
2/27/01	Finova Group Inc. /	1,354.7	(3)	NA		2.01	x	2.16	x	NA
	Berkshire Hathaway / Leucadia National Corp.
2/13/01	El Camino Rsrc. Information Technology Lease. Bus. /	129.7		NA		NA		NA		NA

		Mean		12.7	x	1.39	x	2.24	x	39.8%
		Median		11.6	x	1.30	x	1.52	x	39.8%

Notes:

(1)          Rumored value.

(2)          Equity consideration value, current year earnings and book value represent estimated values.

(3)          Represents implied value for the entire company.